Exhibit 99.2

Enders Place at Baldwin Park | Orlando, FL

MDA Apartments | Chicago, IL

BRG BLUEROCK RESIDENTIAL GROWTH REIT™

Q1 2015 EARNINGS SUPPLEMENT

Listed on the NYSE MKT: BRG

Park & Kingston | Charlotte, NC

Lansbrook Village | Tampa, FL

Fox Hill | Austin, TX

Bluerock Residential Growth REIT, Inc.
First Quarter 2015
Supplement Financial Information
(Unaudited)

Table of Contents

First Quarter Earnings Release	3

Financial and Operating Highlights	12

Share and Dividend Information	13

EBITDA and Interest Information	14

Financial Statistics	15

Recent Acquisitions, Dispositions and Pending Deals	16

Portfolio Information	17

Development Properties	18

Condensed Consolidated Balance Sheets	19

Consolidated Statements of Operations	20

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	21

Debt Summary Information	22

Second Quarter 2015 Outlook	24

Definitions of Non-GAAP Financial Measures	25

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2015, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

Bluerock Residential Growth REIT Announces First Quarter 2015

AFFO per share of $0.13 vs. Guidance of $0.10-$0.11 per share;

Pro Forma AFFO per share of $0.29 vs. Guidance of $0.26 - $0.28

New York, NY (May 12, 2015) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“the Company”) announced today its financial results for the quarter ended March 31, 2015.

Highlights

▪	Adjusted funds from operations (“AFFO”) per share grew to $0.13 for the first quarter of 2015 from a deficit of ($0.48) for the first quarter of 2014. AFFO for the first quarter of $0.13 per share exceeded the Company’s AFFO guidance of $0.10 to $0.11 per share.

▪	AFFO grew to $1.6 million for the quarter from a deficit of ($0.5) million for the prior year quarter.

▪	Proforma AFFO per share of $0.29 for the first quarter of 2015 exceeded guidance of $0.26 to $0.28 per share.

▪	Net income attributable to common stockholders for the first quarter of 2015 was $3.3 million, as compared to a net loss of $1.0 million in the prior year period.

▪	Total revenues grew 180% to $9.0 million for the quarter from $3.2 million for the prior year quarter as a result of significant investment activity in the past year.

▪	Property Net Operating Income (NOI) margins increased to 57.2% of revenue for the quarter, from 51.0% of revenue in the prior year quarter.

▪	Property NOI grew 214% to $5.2 million for the quarter, from $1.6 million in the prior year quarter.

▪	Same store NOI increased 19.2% for the quarter, as compared to the prior year quarter.

▪	General and administrative expenses (excluding non-cash amortization) as a percentage of revenue declined to 5.1% for the quarter from 16.0% for the prior year quarter.

▪	Real estate investments, at cost, increased 22% to $366 million at March 31, 2015 from $300 million at December 31, 2014.

▪	BRG invested in three properties totaling 710 units during the first quarter, including two operating properties with 441 units for a total purchase price of $66.0 million and one 269-unit development property for a projected total cost of $48.6 million.

▪	BRG disposed of one property during the first quarter for a IRR of 60%, and total return on capital of 282%.

▪	On January 20, 2015, the Company completed a follow-on stock offering of 4,600,000 shares of Class A common stock at a public offering price of $12.50 per share, including the full exercise of the underwriter’s overallotment for gross proceeds of $57.5 million.

▪	The Company declared monthly dividends for the second quarter of 2015 equal to a quarterly rate of $0.29 per share on the Company's Class A and B common stock. This equates to an 8.7% annualized yield based on the closing price of $13.33 for the Class A common stock as of March 31, 2015.

3

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

Management Commentary

“We continued to execute our business plan during the first quarter of 2015,” said Ramin Kamfar, the Company’s Chairman and CEO. “We successfully raised $57.5 million in our January follow-on offering and committed $52.4 million in five investments including for two pending investments for 1,199 total units. We disposed of our 23hundred@BerryHill property for $61.2 million or $230,000 per unit, one of the highest per unit prices in the Nashville market and recycled the proceeds into an accretive transaction on a tax efficient basis. Our existing portfolio continues to perform at or above our previously issued guidance.”

First Quarter 2015 Acquisition and Disposition Activity

▪	On January 12, 2015, the Company made a convertible preferred equity investment in a 269-unit Class A development property, located in Houston, Texas, known as Alexan Blaire House. The investment is structured to provide a 15% current return, with an option to convert into majority ownership of the underlying asset upon stabilization.

▪	On January 14, 2015, the Company’s sold its 19.8% interest in 23Hundred@Berry Hill for an aggregate sales price of $61.2 million, generating net proceeds of approximately $7.3 million for the Company, a return on capital of 282% and an IRR of 60.0%.

▪	On March 16, 2015, the Company acquired a 47.0% interest in a Class AA, 2014 construction, 153-unit apartment community located in Charlotte, North Carolina, known as Park & Kingston. The total purchase price of the property was approximately $27.9 million. As a second step, the Company plans to acquire an additional 15 units currently under development.

▪	On March 26, 2015, the Company acquired an 85.3% interest in a Class A, 2010 construction, 288-unit apartment community located in Austin, Texas, known as Fox Hill. The total purchase price of the property was approximately $38.2 million.

Pending Investments

Subsequent to the end of the quarter, the Company has committed to making convertible preferred equity investments in two projects. These investments are structured to provide us with a 15% current return on our investments, with an option to convert into majority ownership of the underlying assets upon stabilization.

•	A 204-unit new-build Class A luxury apartment community currently in lease-up in Durham, North Carolina, known as Whetstone, in partnership with TriBridge Residential, for a total purchase price of $35.6 million. The Company is investing $12.3 million, and underwriting a stabilized cap rate at approximately 6.0%.

•	A 285-unit to be built Class A luxury apartment community located in Atlanta, Georgia, to be known as Cheshire Bridge Apartments, in partnership with Catalyst Development Partners for total projected development costs of $48.2 million. The Company is investing $15.0 million, and is underwriting a return on cost of approximately 7.0% at stabilization versus market cap rates of 4.50% - 5.25% for comparable product.

First Quarter 2015 Financial Results

AFFO for the first quarter of 2015 was $1.6 million, or $0.13 per diluted share, as compared to a deficit of ($0.5) million, or ($0.48) per share in the prior year period. The increase in AFFO from the prior year period was driven by expanding the size of our portfolio by five properties; as we made investments in nine properties subsequent to March 31, 2014 and sold four properties that were owned during the quarter ended March 31, 2014. In addition, we reduced our general and administrative expenses (excluding non-cash expenses) as a percentage of revenue in part as a result of more favorable terms of our new management agreement, which began on April 2, 2014, the date of our initial public offering, and due to growing our asset base.

Net income attributable to common stockholders for the first quarter of 2015 was $3.3 million, as compared to a net loss of $1.0 million in the prior year period. The net income for the 2015 first quarter was partially derived from the five additional operating properties in our portfolio on a net basis when compared to the prior period along with a $5.2 million gain on the sale of 23Hundred@Berry Hill, offset by non-cash depreciation and amortization expense of $2.8 million.

4

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

Same Store Portfolio Performance

Same store NOI for the first quarter of 2015 increased by 19.2% from the same period in the prior year. There was a 7.4% increase in same store property revenues as compared to the same prior year period, primarily attributable to a 4.0% increase in average revenue per occupied unit, the acquisition of 22 additional units at our Enders property, and a 1.44% increase in average occupancy. In addition, same store expenses decreased 7.4% compared to prior year period, primarily due to a decrease in repair and maintenance expenses and lower property level general and administrative expenses.

Portfolio Summary and Transaction Activity

The following is a summary of our investments as of March 31, 2015:

Property Name	Location	Year Built/ Renovated (1)	Ownership Interest	Units	Average Rent	% Occupied
MDA Apartments	Chicago, IL	2006	35.3%	190	$2,231	92%
Alexan CityCentre (2)	Houston, TX	Est. 2016	N/A	340	$2,144	-
Alexan Blaire House (2)	Houston, TX	Est. 2016	N/A	269	$2,012	-
Enders Place at Baldwin Park	Orlando, FL	2003	89.5%	220	$1,521	95%
UCF Orlando (2)	Orlando, FL	Est. 2015	N/A	296	$1,214	-
Park & Kingston (4)	Charlotte, NC	2014	47.0%	153	$1,184	91%
ARIUM Grande Lakes	Orlando, FL	2005	95.0%	306	$1,130	96%
Lansbrook Village	Palm Harbor, FL	2004	76.8%	595	$1,122	93%
Village Green of Ann Arbor	Ann Arbor, MI	2013	48.6%	520	$1,120	93%
Fox Hill (4)	Austin, TX	2010	85.3%	288	$1,110	98%
North Park Towers	Southfield, MI	2000	100%	313	$1,044	95%
Springhouse at Newport News	Newport News, VA	1985	75.0%	432	$830	92%
Villas at Oak Crest	Chattanooga, TN	1999	67.2%	209	$806	98%
Total/Average (3)				4,131	$1,300	94%

(1) All dates are for the year construction was completed, except MDA City Apartments, Village Green of Ann Arbor, Villas at Oak Crest and North Park Towers, for which the date represents the most recent year that a significant renovation program was completed.

(2) Property is in development and the Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization. Average rent represents pro forma average rent expected upon stabilization.

(3)Total average excluding pro forma expected rent for the three development properties, Alexan CityCentre, Alexan Blaire House and UCF Orlando is $1,150.

(4) Park & Kingston and Fox Hill were acquired in March 2015 and had a partial period of operations during the quarter. As such, pro forma rental information is disclosed.

Pending Investments

The following is a summary of our pending convertible preferred equity investments:

Property Name	Location	Year Built	Units	Average Rent
Whetstone	Durham, NC	2015	204	$1,325
Cheshire Bridge	Atlanta, GA	2017	285	1,559
Total/Average			489	$1,461

5

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

Q2 2015 Outlook

For the second quarter of 2015, the Company anticipates AFFO in the range of $0.15 to $0.16 per share; and $0.26 to $0.28 per share on a pro forma basis. For assumptions underlying earnings guidance, please see p. 24 of Company’s Q1 2015 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com). Pro forma AFFO is used for illustrative purposes only, is hypothetical and does not represent historical performance or management’s estimates or projections for future performance.

Dividend Details

On April 10, 2015, our board of directors authorized, and we declared, monthly dividends for the second quarter of 2015 equal to a quarterly rate of $0.29 per share on our Class A common stock and $0.29 per share on our Class B common stock, payable to the stockholders of record as of April 25, 2015, May 25, 2015 and June 25, 2015, which will be paid in cash on May 5, 2015, June 5, 2015 and July 5, 2015, respectively. Holders of OP and LTIP Units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of our Class A common stock.

The declared dividends equal a monthly dividend on the Class A common stock and the Class B common stock as follows: $0.096666 per share for the dividend paid to stockholders of record as of April 25, 2015, $0.096667 per share for the dividend paid to stockholders of record as of May 25, 2015, and June 25, 2015. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

6

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

In addition to FFO, we use adjusted funds from operations (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in nine additional properties subsequent to March 31, 2014 and sold four properties that were owned during the quarter ended March 31, 2014. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

7

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

	Three Months Ended
	March 31,
	2015	2014
Net income (loss) attributable to common shareholders	$3,313	$(1,047)

Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	1,911	475
Gain on sale of joint venture interests	(5,324)	(448)
Funds from Operations (FFO)	$(100)	$(1,020)

Common stockholders pro-rata share of:
Amortization of non-cash interest expense	23	28
Acquisition and disposition costs	475	487
Normally recurring capital expenditures	(114)	(19)
Non-cash equity compensation	1,365	14
Adjusted Funds from Operations (AFFO)	$1,649	$(510)

Weighted average common shares outstanding	12,547,895	1,060,889

PER SHARE INFORMATION:
FFO - diluted	$(0.01)	$(0.96)
AFFO - diluted	$0.13	$(0.48)
Pro forma AFFO-diluted (2)	$0.29	N/A

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2) Proforma AFFO for the three months ended March 31, 2015 assumes the following pipeline transactions had occurred on January 1, 2015: (i) investment of approximately $9 million in the second funding of the Alexan Southside in Houston, Texas; (ii) investment of approximately $17 million in the acquisition of two Class A assets under contract in Austin, Texas, and Charlotte, North Carolina that occurred in March 2015; (iii) investment of approximately $32 million in the acquisition of three Class A assets our Sponsor currently has under LOI in two target North Carolina markets; and (iv) investment of approximately $21 million in convertible preferred equity in two development assets our Sponsor currently has under LOI in two target Florida markets. The proforma AFFO for the three months ended March 31, 2015 is being presented solely for purposes of illustrating the potential impact of these pipeline transactions as if they had occurred at January 1, 2015, based on information currently available to management. The Company is providing no assurances that any of the above transactions will close, and the failure of any of these transactions to close would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above.

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income applicable to common stockholders to EBITDA (unaudited and dollars in thousands).

8

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

	Three Month Ended
	March 31,
	2015	2014

Net income (loss) attributable to common stockholders	$3,313	$(1,047)
Net income (loss) attributable to noncontrolling interest	6,034	(141)
Interest expense	2,292	1,271
Depreciation and amortization	2,765	1,292
Amortization of share-based compensation	1,395	14
Acquisition costs	449	14
Loss on early extinguishment of debt	-	(880)
Gain on sale of joint venture interest	-	1,006
Gain on sale of unconsolidated joint venture interest	(11,307)	-

EBITDA	$4,941	$1,529

IRR

When we refer to IRR in this earnings release, we mean the annualized effective compounded return rate or discount rate that results in the net present value of all cash flows from a particular investment over the term of the investment being equal to zero, computed with Microsoft Excel’s XIRR function over the duration of our ownership of the investment. IRR as presented in this earnings release utilizes cash flows that are gross of any acquisition, disposition and/or asset management fees payable to our Manager.

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net loss as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

9

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

	Three Months Ended
	March 31,
	2015(1)	2014(1)
Net operating income
Same store	$1,970	$1,653
Non-same store	3,336	658
Total net operating income	5,306	2,311
Less:
Interest expense	2,305	1,272
Total property income	3,001	1,039
Less:
Noncontrolling interest pro-rata share of property income	1,041	693
Other income related to JV/MM entities	19	10
Pro-rata share of total properties’ income	1,941	336
Less pro-rata share of:
Depreciation and amortization	1,911	475
Amortization of non-cash interest expense	23	28
Line of credit interest, net	-	187
Asset management and oversight fees	1,417	125
Acquisition and disposition costs	475	487
Corporate operating expenses	838	529
Add pro-rata share of:
Other income	17	-
Equity in operating earnings of unconsolidated joint ventures	696	-
Gain on sale of joint venture interest	5,323	448
Net income (loss) attributable to common stockholders	$3,313	$(1,047)

(1) Same Store sales related to the following properties: Springhouse at Newport News, Enders Place at Baldwin Park and MDA Apartments.

Conference Call

All interested parties can listen to the live conference call webcast at 12:00 PM ET on Tuesday, May 12, 2015 by dialing +1 (866) 777-2509 within the U.S., or +1 (412) 317-5413, and requesting the "Bluerock Residential Conference." For those who are not available to listen to the live call, the webcast will be available for replay on the Company’s website two hours after the call concludes, and will remain available until August 12, 2015 at http://services.choruscall.com/links/blue150512.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10065395.

10

Bluerock Residential Growth REIT, Inc.
First Quarter Earnings

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust. The Company focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice category. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. BRG generally invests with strategic regional partners, including some the best-regarded private owner-operators in the United States, enabling the Company to operate as a local sharpshooter in each of its markets and to enhance its off-market sourcing capabilities. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2015, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com

##

11

Bluerock Residential Growth REIT, Inc.
Financial and Operating Highlights
For the Three Months Ended March 31, 2015 and 2014
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
OPERATING INFORMATION	2015	2014	% Change

Total revenue	$9,036	$3,226	180.0%

Property NOI margins	57.2%	51.0%	12.2%

Property NOI	$5,172	$1,645	214.4%

General and administrative expenses as a percentage of revenue(1)	5.1%	16.0%	(68.1)%

AFFO per share(2)	$0.13	$(0.48)	-

Pro forma AFFO per share(3)	$0.29	N/A	-

Dividend per share	$0.29	$0.05	-

(1) General and administrative expenses exclude non-cash amortization expense.

(2) See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.

(3) Proforma AFFO for the three months ended March 31, 2015 assumes the following pipeline transactions had occurred on January 1, 2015: (i) investment of approximately $9 million in the second funding of the Alexan Southside in Houston, Texas; (ii) investment of approximately $17 million in the acquisition of two Class A assets under contract in Austin, Texas, and Charlotte, North Carolina that occurred in March 2015; (iii) investment of approximately $32 million in the acquisition of three Class A assets our Sponsor currently has under LOI in two target North Carolina markets; and (iv) investment of approximately $21 million in convertible preferred equity in two development assets our Sponsor currently has under LOI in two target Florida markets. The proforma AFFO for the three months ended March 31, 2015 is being presented solely for purposes of illustrating the potential impact of these pipeline transactions as if they had occurred at January 1, 2015, based on information currently available to management. The Company is providing no assurances that any of the above transactions will close, and the failure of any of these transactions to close would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above.

12

Bluerock Residential Growth REIT, Inc.
Share and Dividend Information
First Quarter 2015
(Unaudited and dollars in thousands except for share and per share data)

Weighted Average Common Shares and Units Outstanding for the quarter ended March 31, 2015
Class A common stock	11,196,773
Class B-1 common stock	318,267
Class B-2 common stock	353,630
Class B-3 common stock	353,629
LTIP Units	330,663
OP Units	282,759
Weighted Average Common Shares and Units Outstanding, Diluted	12,835,721

Outstanding Common Shares and Units at March 31, 2015	13,826,310

Common Dividend Yield
Annualized dividend rate (1)	$1.16
Price per share (2)	$13.33
Annualized dividend yield	8.70%

(1) Annualized rate based on $0.29 aggregate dividend for the quarter ending March 31, 2015. Actual dividend amounts will be determined by the Board of Directors.

(2) Closing share price of $13.33 as of March 31, 2015.

13

Bluerock Residential Growth REIT, Inc.
EBITDA and Interest Information
First Quarter 2015
(Unaudited and dollars in thousands)

	Consolidated	Noncontrolling Interests' Share	BRG's Share
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2015	March 31, 2015	March 31, 2015
Q1 EBITDA CALCULATION
Net income (loss) attributable to common stockholders	$3,313	$-	$3,313
Net income (loss) attributable to noncontrolling interest	6,034	(6,034)	-
Interest expense	2,292	(802)	1,490
Acquisition costs	449	(103)	346
Depreciation and amortization	2,765	(832)	1,933
Amortization of share-based compensation	1,395	(30)	1,365
EBITDA including gain on sale of real estate and other assets	$16,248	$(7,801)	$8,447
Gain on sale of real estate and other assets	(11,307)	6,112	(5,195)
EBITDA (1)	$4,941	$(1,689)	$3,252

Adjusted Q1 EBITDA calculation (2)
EBIDTA	$4,941	$(1,689)	$3,252
Adjustment	780	(248)	532
Adjusted Q1 EBITDA	$5,721	$(1,937)	$3,784
Adjusted Q1 EBITDA annualized	$22,884	$(7,748)	$15,136

Adjusted Q1 interest calculation (2)
Interest Expense	$2,321	$(831)	$1,490
Adjustment	328	(93)	235
Adjusted Q1 interest expense	$2,649	$(924)	$1,725
Adjusted Q1 interest expense annualized	$10,596	$(3,696)	$6,900

(1) See page 26 for a reconciliation of net income applicable to common stockholders to EBITDA and the Company's definition of EBITDA and reasons for using it.

(2) Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following acquisition and disposition transaction activity assuming the transactions had occured on January 1, 2015: (i) acquisition of Fox Hill and Park & Kingston, (ii) preferred investment in Alexan Blaire House and (ii) disposition of 23Hundred@BerryHill. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

14

Bluerock Residential Growth REIT, Inc.
Financial Statistics
First Quarter 2015
(Unaudited and dollars in thousands except for share and per share data)

			Noncontrolling
	Consolidated		Interests' Share	BRG's Share
	Three Months Ended		Three Months Ended	Three Months Ended
	March 31, 2015		March 31, 2015	March 31, 2015
Interest Coverage Ratio
Adjusted Q1 EBITDA *	$5,721		$(1,937)	$3,784
Adjusted Q1 interest expense *	$2,649		$(924)	$1,725
Interest Coverage Ratio	2.16	x		2.19	x

Quarterly Fixed Charge Coverage Ratio
Adjusted Q1 interest expense(4) *	$2,649		$(924)	$1,725
Secured debt principal amortization	$355		$(128)	$227
Total fixed charges	$3,004		$(1,052)	$1,952
Adjusted Q1 EBITDA *	$5,721		$(1,937)	$3,784
Adjusted Q1 EBITDA fixed charge coverage ratio	1.90	x		1.94	x

Net Debt / Adjusted EBITDA Ratio
Total debt(1)	$254,255		$(80,821)	$173,434
Less: cash(3)	$(69,992)		$3,120	$(66,872)
Net debt (less cash)	$184,263		$(77,701)	$106,562
Adjusted Q1 EBITDA (annualized)*	$22,884		$(7,748)	$15,136
Net Debt / Adjusted EBITDA Ratio	8.05	x		7.04	x

Leverage as a Percentage of assets
Total debt(1)	$254,255		$(80,821)	$173,434
Total undepreciated assets(2)	$463,854		$(130,321)	$333,533
Total Debt / Total Undepreciated Assets	54.8%			52.0%
Net Debt / Total Undepreciated Assets	39.7%			31.9%

Leverage as a Percentage of Enterprise Value
Total market cap	$180,536		$-	$180,536
Total debt(1)	$254,255		$(80,821)	$173,434
Total Enterprise Value	$434,791		$(80,821)	$353,970
Total Debt / Total Enterprise Value	58.5%			49.0%
Net Debt / Total Enterprise Value	42.4%			30.1%

(1) Total debt excludes amortization of fair market value adjustments of $0.8 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes fair market value adjustments of $0.01 million and amortization of deferred financing costs.

* Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following acquisition and disposition transaction activity assuming the transactions had occurred on January 1, 2015: (i) acquisition of Fox Hill and Park & Kingston, (ii) preferred investment in Alexan Blaire House, and (iii) disposition of 23Hundred@BerryHill. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

15

Bluerock Residential Growth REIT, Inc.
Recent Acquisitions, Dispositions and Pending Deals
(Unaudited and dollars in millions, except unit and per unit data)

Summary of Recent Acquisitions

Property	Location	Date of Investment	Date Built	Number of Units	Ownership Interest in Property	Purchase Price	Average Rent(2)
Alexan Blaire House(1)	Houston, TX	1/12/2015	2017	269	-	$48.6	$2,012
Park & Kingston	Charlotte, NC	3/16/2015	2014	153	46.95%	$27.9	1,418
Fox Hill	Austin, TX	3/26/2015	2010	288	85.27%	$38.2	1,346

Total/Average				710		$114.6	$1,370

(1) Alexan Blaire House is a preferred convertible equity investment which pays a preferred return of 15% and is convertible to common equity at BRG's option upon stabilization. Purchase price represents current development cost budget. Average rents are projected based on current underwriting.

(2) Average rent represents the average monthly rent of occupied units during the quarter. The total average excludes our development property, Alexan Blaire House.

Summary of Recent Dispositions

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds	IRR	Return on Capital
23Hundred @ Berry Hill	Nashville, TN	1/14/2015	266	19.8%	$61.2	$7.3	60%	282%

Pending Convertible Preferred Equity Investments

Property Name	Location	Year Built	Units	Average Rent
Cheshire Bridge	Atlanta, GA	2017	285	$1,559
Whetstone	Durham, NC	2015	204	1,325
Total/Average			489	$1,461

16

Bluerock Residential Growth REIT, Inc.
Portfolio Information
First Quarter 2015
(Unaudited)

Properties	Location	Number of Units	Year Built/ Renovated(1)		Average Monthly Rent(6)		Revenue per Occupied Unit(10)		Average Occupancy(12)
Operating Properties:
MDA Apartments	Chicago, IL	190	2006	(2)	$2,231	(7)	$2,247	(11)	92.4%
Enders Place at Baldwin Park	Orlando, FL	220	2003		1,521		1,586		95.8%
Park & Kingston	Charlotte, NC	153	2014		1,184		1,193		93.0%
ARIUM Grande Lakes	Orlando, FL	306	2005		1,130		1,184		95.1%
Lansbrook Village	Palm Harbor, FL	595	2004	(5)	1,122		1,187		94.1%
Village Green	Ann Arbor, MI	520	2013	(4)	1,120		1,157		94.7%
Fox Hill	Austin, TX	288	2010		1,110		1,157		92.0%
North Park Towers	Southfield, MI	313	2000		1,044		1,085		92.9%
Springhouse at Newport News	Newport News, VA	432	1985		830		837		91.5%
Villas at Oak Crest	Chattanooga, TN	209	1999	(3)	806		879		96.4%
Total Operating Properties		3,226			1,150		1,193		93.8%

Development Properties:
Alexan CityCentre	Houston, TX	340	2017		2,144	(8)	N/A		N/A
Alexan Blaire House	Houston, TX	269	2017		2,019	(8)	N/A		N/A
UCF Orlando	Orlando, FL	296	2015		1,211	(8)	N/A		N/A
Total Development Properties		905			1,803		N/A		N/A

Total Operating and Development Properties		4,131			$1,294	(9)	$1,193	(9)	93.8%

Pending Properties:
Cheshire Bridge	Atlanta, GA	285	2017		1,559		N/A		N/A
Whetstone	Durham, NC	204	2015		1,325		N/A		N/A
Total Pending Properties		489			1,461		N/A		N/A

Total Portfolio Including Pending Properties		4,620			$1,312		$1,193		93.8%

(1)	Represents the year of the most recently completed significant renovation or year built if there have been no significant renovations.
(2)	The MDA property’s original structure was built in 1929 as an office building and underwent a complete rehabilitation in 2006, converting the structure into a high-rise apartment community.
(3)	Phase I (1985) features 121 units, with 88 units added in phase II (1999).
(4)	The Village Green property was constructed in rolling phases from 1989 to 1992 and renovated in 2013.
(5)	The Lansbrook property was constructed in rolling phases from 1998 to 2004.
(6)	Average monthly rent per unit represents the average monthly rent of occupied units during the period.
(7)	Average monthly rent excluding the property’s retail space was $2,082.
(8)	Represents expected pro forma rent upon stabilization.
(9)	Total excluding development properties, Alexan CityCentre, UCF Orlando and Alexan Blaire House is $1,150.
(10)	Revenue per occupied unit is total revenue divided by average number of occupied units during the period.
(11)	Revenue per occupied unit excluding the property’s retail space was $2,097.
(12)	Average portfolio occupancy was 93.6%, excluding Villas at Oak Crest, a preferrred equity investment.

17

Bluerock Residential Growth REIT, Inc.
Development Properties
As of March 31, 2015
(Unaudited and dollars in thousands except for share and per share data)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 11 of this document for a discussion of risks and uncertainties.

					Estimated/Actual Dates for
Under Construction(1)	Total Units	Total Estimated Construction Cost	Cost to Date	Total Debt	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Alexan CityCentre	340	$81.8	$24.4	$57.0	4Q14	4Q16	3Q17	4Q17
UCF Orlando	296	$36.8	$23.8	$27.5	2Q14	2Q15	4Q15	2Q16
Alexan Blaire House	269	$48.6	$0.7	$31.6	3Q15	1Q17	4Q17	1Q18

(1) Properties are under development and the Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization.

(2) We defined stabilized occupancy as the earlier of the attainment of 90% physical occupancy or one year after the completion of construction.

18

Bluerock Residential Growth REIT, Inc.
Condensed Consolidated Balance Sheets
First Quarter 2015
(Unaudited and dollars in thousands except for share and per share data)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Net Real Estate Investments
Land	$45,233	$37,909
Building and improvements	297,007	240,074
Furniture, fixtures and equipment	8,011	6,481
Total Gross Operating Real Estate Investments	350,251	284,464
Accumulated depreciation	(13,277)	(10,992)
Total Net Operating Real Estate	336,974	273,472
Operating real estate held for sale, net	14,982	14,939
Total Net Real Estate Investments	351,956	288,411
Cash and cash equivalents	66,488	23,059
Restricted cash	2,915	11,091
Due from affiliates	531	570
Accounts receivables, prepaids and other assets	1,405	753
Investments in unconsolidated real estate joint ventures	22,298	18,331
In-place lease value, net	1,549	745
Non-real estate assets associated with operating real estate held for sale	2,554	2,199
Deferred financing costs, net	879	927
Total Assets	$450,575	$346,086

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage payable	$243,563	$201,343
Mortgage payable associated with operating real estate held for sale	11,500	11,500
Accounts payable	505	634
Other accrued liabilities	4,489	3,345
Due to affiliates	2,948	1,946
Distributions payable	1,338	889
Liabilities associated with operating real estate held for sale	398	418
Total Liabilities	264,741	220,075

Stockholders' Equity
Preferred stock, $0.01 par value, 250,000,000 shares authorized; none issued and outstanding as of March 31, 2015 and December 31, 2014	-	-
Common stock - Class A, $0.01 par value, 747,586,185 and no shares authorized as of March 31, 2015 and December 31, 2014, respectively; 12,499,818 and 7,531,188 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	125	75
Common stock - Class B-1, $0.01 par value, 804,605 shares authorized as of March 31, 2015 and December 31, 2014; none and 353,630 shares issued and outstanding as of March 31, 2015 December 31, 2014, respectively	-	4
Common stock - Class B-2, $0.01 par value, 804,605 shares authorized as of March 31, 2015 and December 31, 2014; 353,630 shares issued and outstanding as of March 31, 2015 and December 31, 2014	4	4
Common stock - Class B-3, $0.01 par value, 804,605 shares authorized as of March 31, 2015 and December 31, 2014; 353,629 shares issued and outstanding as of March 31, 2015 and December 31, 2014	4	4
Additional paid-in-capital, net of costs	167,725	113,511
Distributions in excess of cumulative earnings	(21,823)	(21,213)
Total Stockholders' Equity	146,035	92,385

Noncontrolling Interests
Operating partnership units	2,942	2,949
Partially owned properties	36,857	30,677
Total Noncontrolling Interests	39,799	33,626
Total Equity	185,834	126,011
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$450,575	$346,086

19

Bluerock Residential Growth REIT, Inc.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenues
Net rental income	$8,644	$3,130
Other	392	96
Total revenues	9,036	3,226
Expenses
Property operating	3,864	1,581
General and administrative	928	530
Management fees	1,450	116
Acquisition costs	449	14
Depreciation and amortization	2,765	1,108
Total expenses	9,456	3,349
Operating loss	(420)	(123)
Other income (expense)
Other income	22	-
Equity in income (loss) of unconsolidated joint ventures	730	(6)
Gain on sale of unconsolidated joint venture interest	11,307	-
Interest expense, net	(2,292)	(1,123)
Total other income (expense)	9,767	(1,129)

Net income (loss) from continuing operations	9,347	(1,252)

Discontinued operations
Loss on operations of rental property	-	(62)
Loss on early extinguishment of debt	-	(880)
Gain on sale of joint venture interest	-	1,006
Income from discontinued operations	-	64

Net income (loss)	9,347	(1,188)
Net income (loss) attributable to Noncontrolling Interest
Operating partnership units	75	-
Partially owned properties	5,959	(141)
Net income (loss) attributable to noncontrolling interest	6,034	(141)
Net income (loss) attributable to common stockholders	$3,313	$(1,047)

20

Bluerock Residential Growth REIT, Inc.
Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
For the Three Months Ended March 31, 2015 and 2014
(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended
	March 31,
	2015	2014
Net income (loss) attributable to common shareholders	$3,313	$(1,047)

Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	1,911	475
Gain on sale of joint venture interests	(5,324)	(448)
Funds from Operations (FFO)(2)	$(100)	$(1,020)

Common stockholders pro-rata share of:
Amortization of non-cash interest expense	23	28
Acquisition and disposition costs	475	487
Normally recurring capital expenditures	(114)	(19)
Non-cash equity compensation	1,365	14
Adjusted Funds from Operations (AFFO)(2)	$1,649	$(510)

Weighted average common shares outstanding(3)	12,547,895	1,060,889

PER SHARE INFORMATION:
FFO - diluted	$(0.01)	$(0.96)
AFFO - diluted	$0.13	$(0.48)
Pro forma AFFO - diluted(4)	$0.29	N/A

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2)    See page 24 for the Company's definitions of these non-GAAP measurements. Individual line items included in FFO and AFFO calculations include results from discontinued operations where applicable.

(3)    Total weighted average shares for the quarter, including OP units of 282,759, was 12,835,721. AFFO related to the OP units is excluded from the calculation above. When including both, AFFO attributable to OP units and 282,759 of OP units in the weighted average share count, in the above calculation, AFFO is $0.13 per share.

(4)    Proforma AFFO for the three months ended March 31, 2015 assumes the following pipeline transactions had occurred on January 1, 2015: (i) investment of approximately $9 million in the second funding of the Alexan Southside in Houston, Texas; (ii) investment of approximately $17 million in the acquisition of two Class A assets under contract in Austin, Texas, and Charlotte, North Carolina that occurred in March 2015; (iii) investment of approximately $32 million in the acquisition of three Class A assets our Sponsor currently has under LOI in two target North Carolina markets; and (iv) investment of approximately $21 million in convertible preferred equity in two development assets our Sponsor currently has under LOI in two target Florida markets. The proforma AFFO for the three months ended March 31, 2015 is being presented solely for purposes of illustrating the potential impact of these pipeline transactions as if they had occurred at January 1, 2015, based on information currently available to management. The Company is providing no assurances that any of the above transactions will close, and the failure of any of these transactions to close would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above.

21

Bluerock Residential Growth REIT, Inc.
Debt Summary Information
As of March 31, 2015
(Unaudited and dollars in thousands except for share and per share data)

Debt Outstanding

	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
Springhouse at Newport News	$22,428	5.66%	Fixed	January 1, 2020
Enders Place at Baldwin Park(1)	25,398	4.30%	Fixed	November 1, 2022
MDA Apartments	37,600	5.35%	Fixed	January 1, 2023
Village Green of Ann Arbor	42,887	3.92%	Fixed	October 1, 2022
Lansbrook Village(2)	43,043	4.42%	Blended	March 31, 2018
ARIUM Grande Lakes(3)	29,444	1.84%	Floating	December 1, 2024
Fox Hill	26,705	3.57%	Fixed	April 1, 2022
Park & Kingston	15,250	3.21%	Fixed	April 1, 2020
Total	242,755
Fair value adjustments	808
Total continuing operations	243,563
North Park Towers - held for sale	11,500	5.65%	Fixed	January 6, 2024
Total	$255,063

Weighted Average Interest Rate	4.17%

(1) The principal includes a $17.5 million loan at a 3.97% interest rate and an $8.0 million supplemental loan that bears interest at 5.01%.

(2) The principal includes a $42.0 million loan at a fixed 4.45% interest rate and an additional $1.0 subsequent loan for additional unit acquisitions that bears interest rate of one-month LIBOR plus 3.00%; as of March 31, 2015 the subsequent loan had an interest rate of 3.31%.

(3) ARIUM Grande Lakes senior loan bears interest at a floating rate of 1.67% plus one month LIBOR. At March 31, 2015, the interest rate was 1.84%.

Debt Maturity Schedule

Year	Fixed Rate	Floating Rate	Total	% of Total
2015	$1,056	$-	$1,056	0.42%
2016	2,702	15	2,717	1.07%
2017	3,019	21	3,040	1.20%
2018	43,290	1,007	44,297	17.42%
2019	2,938	-	2,938	1.16%
2020	38,602	-	38,602	15.18%
Thereafter	132,161	29,444	161,605	63.56%

Total	$223,768	$30,487	$254,255	100.00%

22

Bluerock Residential Growth REIT, Inc.
Debt Summary Information Continued
As of March 31, 2015
(Unaudited and dollars in thousands except for share and per share data)

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Continuing Operations
Secured Fixed Rate Debt:	$213,076	87.5%	4.43%	6.1
Secured Floating Rate Debt:	30,487	12.5%	1.87%	9.5
Total Secured Continuing Operations:	$243,563	100.0%	4.11%	6.5

Held for Sale
Secured Fixed Rate Debt:	$11,500	100.0%	5.65%	8.8
Secured Floating Rate Debt:	-	-	-	-
Total Secured Held for Sale:	$11,500	100.0%	5.65%	8.8

Total:	$255,063	100.0%	4.17%	6.6

23

Bluerock Residential Growth REIT, Inc.
2015 Second Quarter Outlook
(Unaudited and dollars in thousands except for per share data)

	2015 Second Quarter Outlook
	($ in thousands except per share amounts)
	Q2 - Projected	Q2 - Proforma (7)
Earnings
Adjusted Funds From Operations per share	$0.15 - $0.16	$0.26 - $0.28
Operations
Revenue (1)	$10,220 - $10,410	$11,330 - $11,550
Rental expenses (2)	31.9% - 30.4%	31.7% - 30.1%
Real estate taxes and insurance	$1,450	$1,560
Interest expense	$2,730	$3,120
General and administrative expenses (3)	$420	$420
General and administrative expenses as percentage of revenue	4.4% - 4.3%	4.0% - 3.9%
Management fees (3)	$570	$570
Depreciation and amortization expense	$3,790	*
BRG's pro-rata depreciation and amortization	69.0%	*
Equity in operating earnings in unconsolidated subsidiaries (4)	$1,230	$2,540
Noncontrolling interest (5)	42.2% - 48.5%	(40.2)% - (19.8)%
Recurring capex (6)	$210 - $180	$230 - $200

*Amount is indeterminable at this point.

(1) Revenue includes only property level revenues and excludes income from preferred investments, which flow through the "Equity in operating earnings of unconsolidated subsidiaries" line item.

(2) Rental expenses, consisting of property operating expenses and property management fees, as a percentage of revenue.

(3) Represents estimated general and administrative expenses and management fees.

(4) Represents the Company's share of income from unconsolidated subsidiaries including preferred investment income.

(5) Represents estimated share of net income/loss (excluding non-cash management fees, gain on sale of real estate assets, acquisition costs) attributable to noncontrolling interest of OP unit holders and joint venture partner interests.

(6) Estimate of the Company's pro-rata share of recurring capital expenditures for AFFO purposes.

7) Proforma guidance assumes the following pipeline transactions had occurred on April 1, 2015: (i) investment of approximately $8.7 million in the second funding of the Alexan Southside in Houston, Texas; (ii) investment of approximately $1.3 million to increase our ownership in our existing Fox Hill and Park and Kingston properties; (iii) investment of approximately $15.0 million in convertible preferred equity in Cheshire Bridge, a Class A asset in Atlanta, Georgia; (iv) investment of approximately $26.0 million in the acquisition of two Class A assets our Sponsor entity has under LOI in North Carolina; and (v) investment of approximately $10.1 million in convertible preferred equity in a development asset our Sponsor currently has under LOI in a target Florida market. The proforma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions as if they had occurred at April 1, 2015, based on information currently available to management. The Company is providing no assurances that any of the above transactions will close, and the failure of any of these transactions to close would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above.

24

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in nine additional properties subsequent to March 31, 2014 and sold four properties that were owned during the quarter ended March 31, 2014. The results presented in the table are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

25

Bluerock Residential Growth REIT, Inc.
Definitions of Non-GAAP Financial Measures
(Unaudited and dollars in thousands except for share and per share data)

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net income applicable to common shares to EBITDA.

	Three Month Ended
	March 31,
	2015	2014

Net income (loss) attributable to common stockholders	$3,313	$(1,047)
Net income (loss) attributable to noncontrolling interest	6,034	(141)
Interest expense	2,292	1,271
Depreciation and amortization	2,765	1,292
Amortization of share-based compensation	1,395	14
Acquisition costs	449	14
Loss on early extinguishment of debt	-	(880)
Gain on sale of joint venture interest	-	1,006
Gain on sale of unconsolidated joint venture interest	(11,307)	-

EBITDA	$4,941	$1,529

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